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                                                                EXHIBIT 3(I)


                              STATE OF MARYLAND

 NUMBER                                                              SHARES


 ------                                                             --------


                           THE CHAPMAN FUNDS, INC.
                  DEM MULTI-MANAGER BOND FUND INVESTOR CLASS
                                COMMON STOCK
                             PAR VALUE - $0.001

Fully Paid                                                        Non-Assessable

THIS CERTIFIES THAT ___________________ IS THE REGISTERED HOLDER OF _________ (________) SHARES OF THE DEM MULTI-MANAGER BOND FUND INVESTOR CLASS COMMON STOCK OF THE CHAPMAN FUNDS, INC. TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATED SEAL TO BE HEREUNTO AFFIXED THIS __ DAY OF ___________ A.D. _____.



------------------------------                ---------------------------------
EARL U. BRAVO, SR., SECRETARY                 NATHAN A. CHAPMAN, JR., PRESIDENT

                                  PAR VALUE
                                   $0.001





                         FIRST DATA SERVICES, INC.
                         By:
                            ------------------------------------------
                                      Authorized Signature